SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2017

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(Address of Principal Executive Offices) (Zip Code)

(828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

As disclosed in the Form 10-Q of Air T, Inc. (“AirT” or the “Company”) for the period ended December 31, 2016, on January 6, 2017 the Company acquired all rights, and assumed all obligations, of a third-party senior lender under a senior credit agreement (the “Delphax Credit Agreement”) pursuant to which such lender provided a revolving senior secured credit facility to Delphax Technologies Canada Limited (“Delphax Canada”), an indirect consolidated subsidiary of the Company and a direct subsidiary of Delphax Technologies Inc. (“Delphax”), including obligations, if any, to fund future borrowings under the Delphax Credit Agreement. In connection with such transaction, on January 6, 2017, the Company, Delphax and Delphax Canada entered into an amendment to amend the Delphax Credit Agreement to, among other things, reduce the maximum amount of borrowings permitted to be outstanding from $7.0 million to $2.5 million and to revise the borrowing base to include in the borrowing base 100% of purchase orders from customers for products up to $500,000. On January 6, 2017, the Company notified Delphax and Delphax Canada of certain “Events of Default” (as defined under the Delphax Credit Agreement) under the Delphax Credit Agreement and that the Company was reserving all rights to exercise remedies under the Delphax Credit Agreement and that no delay in exercising any such remedy is to be construed as a waiver of any of its remedies. Notwithstanding the existence of these events of default, the Company permitted additional borrowings under the Delphax Credit Agreement to, among other things, fund a final production run by Delphax Canada of consumable products for its legacy printing systems, which production run was primarily completed over the first six months of calendar 2017. Delphax Canada is Delphax’s sole manufacturing subsidiary.

Events of default under the Delphax Credit Agreement persisted. On July 13, 2017, the Company delivered a demand for payment and Notice of Intention to Enforce Security to Delphax Canada. On August 10, 2017, the Company foreclosed on all personal property and rights to undertakings of Delphax Canada. AirT foreclosed as a secured creditor with respect to amounts owed to it by Delphax Canada under the Delphax Credit Agreement. AirT provided notice of its intent to foreclose to Delphax Canada and its secured creditors and shareholder on July 26, 2017. The outstanding amount owed to AirT by Delphax Canada under the Delphax Credit Agreement on July 26, 2017 was $1,510,385.45. Air T also submitted an application to the Ontario Superior Court of Justice in Bankruptcy and Insolvency (the “Ontario Court”) seeking that Delphax Canada be adjudged bankrupt. On August 8, 2017, the Ontario Court issued an order adjudging Delphax Canada to be bankrupt. The recipients of the foreclosure notice did not object to the foreclosure or redeem. As a result, the foreclosure was completed on August 10, 2017, and AirT accepted the personal property and rights to undertakings of Delphax Canada in satisfaction of the amount secured by the Delphax Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2017

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer

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